UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2007

PEDIATRIC SERVICES OF AMERICA, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	0-23946	58-1873345
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

310 Technology Parkway, Norcross, Georgia	30092-2929
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 441-1580

Not applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 25, 2007, the registrant entered into an agreement and plan of merger with Portfolio Logic LLC and its subsidiary, Pointer Acquisition Co., Inc. pursuant to which Portfolio Logic has agreed to acquire all of the outstanding common shares of the registrant not owned by Portfolio Logic at a price of $16.25 per share, paid in cash.

A copy of the agreement and the press release related to this transaction are included herewith. Except for its status as the contractual document between the parties with respect to the transaction described therein, the agreement is not intended to provide factual information about the parties.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan Of Merger, dated April 25, 2007 by and among Portfolio Logic LLC, Pointer Acquisition Co., Inc. and Pediatric Services of America, Inc.

99.1	Press Release dated April 25, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIC SERVICES OF AMERICA, INC. (Registrant)

Date: April 26, 2007	/s/ James M. McNeill
James M. McNeill Senior Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

2.1	Agreement and Plan Of Merger, dated April 25, 2007, by and among Portfolio Logic LLC, Pointer Acquisition Co., Inc. and Pediatric Services of America, Inc.

99.1	Press Release dated April 25, 2007.